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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the previously filed Registration Statements of Republic Services, Inc. on Forms S-8 (Registration Nos. 333-78125 and 333-81801).

ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
  March 28, 2002.